Exhibit 5.1

September 12, 2025

Business First Bancshares, Inc.

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

Re:	Registration Statement on Form S-4/A Registration No. 333-289858

Ladies and Gentlemen:

We have acted as special Louisiana counsel to Business First Bancshares, Inc., a Louisiana corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-4 and related Prospectus Registration No. 333-289858, (as it may be amended from time to time, the “Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 26, 2025, under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering 3,197,185 shares of common stock, par value $1.00 per share, of the Company (the “Shares”), to be issued by the Company in connection with the transactions contemplated by that certain Agreement and Plan of Reorganization by and between Business First Bancshares, Inc. and Progressive Bancorp, Inc. dated as of July 7, 2025 (the “Merger Agreement”). This opinion letter is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In rendering this opinion, we have examined and relied upon the original, or a photostatic or certified (or otherwise satisfactorily identified) copy, of such records of the Company and certificates of officers of the Company, and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below, including without limitation (1) the Restated Articles of Incorporation of the Company, (2) the Amended and Restated Bylaws of the Company, (3) the Merger Agreement and (4) the Registration Statement, including the Proxy Statement/Prospectus contained therein.

In such examination, we have assumed the genuineness of all signatures appearing on all documents, the legal capacity of all persons signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the accuracy and completeness of all corporate records made available to us by the Company, and the truth and accuracy of all facts set forth in all certificates provided to or examined by us. We have assumed that the Registration Statement, including the Proxy Statement/Prospectus, as then amended, will become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

September 12, 2025

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, and representations made to us by officers of the Company, we are of the opinion that the Shares to be issued by the Company have been duly authorized and, when the Registration Statement, including the Proxy Statement/Prospectus, has become effective under the Securities Act, and the Shares have been duly issued and delivered in accordance with the terms and conditions of the Merger Agreement and as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the laws of the State of Louisiana. We express no opinion as to matters governed by the laws of any other state or the federal laws of the United States. Furthermore, no opinion is expressed herein as to the effect of any future acts of the parties or changes in existing law. We undertake no responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed.

This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinion set forth above.

We hereby consent to be named in the Registration Statement under the heading “Legal Matters” as the law firm which passed on the validity of the Shares and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the General Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Phelps Dunbar LLP

PHELPS DUNBAR LLP